Calculation of Filing Fee Tables
S-3
ALTRIA GROUP, INC.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	Debt Securities	457(r)				0.000087
Fees to be Paid	2	Other	Warrants to Purchase Debt Securities	457(r)				0.000087
Fees to be Paid	3	Other	Guarantees of Debt Securities	Other				0.000087	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	An indeterminate amount of securities of each identified class is being registered as may from time to time be issued at indeterminate prices. The proposed maximum offering price per security and aggregate offering price will be determined from time to time in connection with issuances of securities registered under this registration statement. In accordance with Rules 456(b) and 457(r), the registrants are deferring payment of all of the registration fee.

[2]	An indeterminate amount of securities of each identified class is being registered as may from time to time be issued at indeterminate prices. The proposed maximum offering price per security and aggregate offering price will be determined from time to time in connection with issuances of securities registered under this registration statement. In accordance with Rules 456(b) and 457(r), the registrants are deferring payment of all of the registration fee.

[3]	Guarantees of Philip Morris USA Inc. may be issued from time to time in connection with debt securities. No separate consideration will be paid with respect to any such guarantees. No separate registration fee is required under Rule 457(n) with respect to the guarantees being registered.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date